UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2007

Federal Home Loan Bank of New York
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51397	136400946
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

101 Park Avenue, Floor 5, New York, New York		10178-0599
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-441-6616

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d) In a Current Report on Form 8-K filed on April 17, 2007, the Federal Home Loan Bank of New York ("Bank") announced that Michael M. Horn, Joseph J. Melone, C. Cathleen Raffaeli and Edwin C. Reed (collectively, the "New Directors") had been appointed by the Bank’s regulator, the Federal Housing Finance Board ("FHFB"), to serve on the Board of Directors of the Bank. Ms. Raffaeli and Mr. Reed were appointed by the FHFB to serve from the date of their appointment (April 12, 2007) until December 31, 2008, and Mr. Horn and Mr. Melone were appointed to serve until December 31, 2009. The appointments were made by the FHFB pursuant to the provisions of the Federal Home Loan Bank Act and FHFB regulations; in accordance with such rules, none of the New Directors are directors or officers of any member of the Bank.

At the time of the appointment of the New Directors by the FHFB, Committee assignments for the New Directors had not yet been established by the Board. However, as a result of a vote of the Board on June 21, 2007, Mr. Horn and Mr. Melone will serve on the Board’s Audit Committee; Ms. Raffaeli will serve on the Board’s Compensation and Human Resources Committee; and Mr. Reed will serve on the Board’s Housing Committee. These Committee assignments are effective through December 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of New York

June 21, 2007	By:	/s/ Patrick A. Morgan

Name: Patrick A. Morgan
Title: Senior Vice President and Chief Financial Officer